Exhibit 10.11.15

EXECUTION VERSION

FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Fifteenth Amendment”) is made and entered into as of January 19, 2010, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC. (formerly known as WELLS FARGO FOOTHILL, INC.), a California corporation, as arranger and administrative agent for the Lenders (in such capacities, together with any successor arranger and administrative agent, “Agent”), and TRC COMPANIES, INC., a Delaware corporation (the “Administrative Borrower”), on behalf of all Borrowers.

WITNESSETH:

WHEREAS, the Administrative Borrower, the Administrative Borrower’s Subsidiaries party thereto, the Lenders and Agent are parties to that certain Credit Agreement dated as of July 17, 2006 (as amended as of October 31, 2006, as of November 29, 2006, as of December 29, 2006, as of January 31, 2007, as of July 30, 2007, as of September 25, 2007, as of November 28, 2007, as of December 14, 2007, as of March 3, 2008, as of April 4, 2008, as of April 22, 2008, as of May 20, 2008, as of August 19, 2008, and as of May 29, 2009, and as the same may be further amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”); and

WHEREAS, Agent, the Lenders and the Borrowers have agreed to amend the Credit Agreement, all as herein provided subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1.                                          Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.                                          Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, as of the Effective Date (as defined in Section 4 below), as follows:

2.01.       Amendment to Section 3.3.  Section 3.3 of the Credit Agreement is hereby amended by deleting the words “July 17, 2011” therein and inserting “July 17, 2013” in lieu thereof.

2.02.       Amendments to Section 6.16 of the Credit Agreement.

2.02.1.    Amendment to Section 6.16(a).  Section 6.16(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

(a)           Minimum EBITDA.  Fail to achieve EBITDA, measured on a quarterly basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$4,200,000	For the 12 month period ending December 31, 2009

$4,200,000	For the 12 month period ending March 31, 2010

$4,200,000	For the 12 month period ending June 30, 2010

$6,100,000	For the 12 month period ending September 30, 2010

$9,200,000	For the 12 month period ending December 31, 2010

$10,900,000	For the 12 month period ending March 31, 2011

$12,400,000	For the 12 month period ending June 30, 2011

$12,500,000	For the 12 month period ending each fiscal quarter thereafter

2.02.2.    Amendment to Section 6.16(c).  Section 6.16(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

(c)                                  Capital Expenditures.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Applicable Amount	Applicable Period

$7,500,000	fiscal year 2010

$7,500,000	fiscal year 2011

$7,500,000	fiscal year 2012

$8,500,000	fiscal year 2013

2.02.3.    Amendment to Section 6.16(d).  Section 6.16(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

(d)                                  Minimum Fixed Charge Coverage Ratio.  Fail to achieve Fixed Charge Coverage Ratio, measured on a quarterly basis, of at least the required ratio set forth in the following table for the applicable period set forth opposite thereto; provided that if for the 30-day period prior to the then most recent quarter-end the average sum of Borrowers’ and their Restricted Subsidiaries’ Excess Availability is greater than $20,000,000, then the provisions of this Section 6.16(d) shall be deemed not to apply to the applicable period ending in such quarter; provided, further, that notwithstanding the immediately preceding proviso, if the sum of Borrowers’ and their Restricted Subsidiaries’ Excess Availability is less than or equal to $15,000,000 at any time during the then most recent quarter-end, then the provisions of this Section 6.16(d) shall apply to the applicable period ending in such quarter and all subsequent quarters during the term of this Agreement, and the immediately preceding proviso shall no longer be applicable even if for the 30-day period prior to any subsequent quarter-end the average sum of Borrowers’ and their Restricted Subsidiaries’ Excess Availability is greater than $20,000,000:

Applicable Ratio	Applicable Period

1.00:1.00	For the 12 month period ending December 31, 2009

1.00:1.00	For the 12 month period ending March 31, 2010

1.00:1.00	For the 12 month period ending June 30, 2010

1.00:1.00	For the 12 month period ending September 30, 2010

1.00:1.00	For the 12 month period ending December 31, 2010

1.00:1.00	For the 12 month period ending March 31, 2011

1.00:1.00	For the 12 month period ending June 30, 2011

1.00:1.00	For the 12 month period ending each fiscal quarter thereafter

2.03.       Definition of EBITDA in Schedule 1.1.  The definition of “EBITDA” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus (a) without duplication and to the extent included in determining Parent’s and its Subsidiaries’ consolidated net earnings (or loss) for such period, the sum for such period of (i) extraordinary gains and (ii) interest income (excluding interest income related to any Exit Strategy Program), in the case of each of clauses (a)(i) and (a)(ii) above determined on a consolidated basis in accordance with GAAP, plus (b) without duplication and to the extent deducted in determining Parent’s and its Subsidiaries’ consolidated net earnings (or loss) for such period, the sum for such period of (i) interest expenses, (ii) income taxes, (iii) depreciation and amortization, (iv) restructuring charges incurred during the fiscal year ended June 30, 2008 in an aggregate amount not to exceed $2,750,000, (v) restructuring charges incurred during the fiscal year ended June 30, 2009 in an aggregate amount not to exceed $1,500,000 (provided that no amount under this clause (v) shall be added back for purposes of calculating EBITDA unless and until Agent has received satisfactory documentation and other evidence relating to any such restructuring charges), (vi) restructuring charges incurred during the fiscal year ended June 30, 2010 in an aggregate amount not to exceed $3,000,000 (provided that no amount under this clause (vi) shall be added back for purposes of calculating EBITDA unless and until Agent has received satisfactory documentation and other evidence relating to any such restructuring charges), (vii) restructuring charges incurred during the fiscal year ended June 30, 2011 in an aggregate amount not to exceed $1,250,000 (provided that no amount under this clause (vii) shall be added back for purposes of calculating EBITDA unless and until Agent has received satisfactory documentation and other evidence relating to any such restructuring charges), (viii) non-cash losses incurred in connection with the Exit Strategy Program solely to the extent such losses are reimbursable to Parent or one of its Subsidiaries under insurance policies with AIG (or another insurer), and (ix) non-cash goodwill impairment charges and non-cash dividend and preferred stock accretion charges, in the case of each of clauses (b)(i) through and including (b)(ix) above, determined on a consolidated basis in accordance with GAAP.

Section 3.                                          Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Fifteenth Amendment, the Administrative Borrower, for itself and on behalf of all of the other Borrowers, hereby represents and warrants that:

3.01.       No Default.  At and as of the date of this Fifteenth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Fifteenth Amendment, no Default or Event of Default exists and is continuing.

3.02.       Representations and Warranties True and Correct.  At and as of the date of this Fifteenth Amendment and both prior to and after giving effect to this Fifteenth Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

3.03.       Corporate Power, Etc.  Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Fifteenth Amendment and to consummate the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers, and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fifteenth Amendment and the consummation of the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers.

3.04.       No Conflict.  The execution, delivery and performance by Administrative Borrower (on behalf of itself and all of the other Borrowers) of this Fifteenth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with or result in any breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

3.05.       Binding Effect.  This Fifteenth Amendment has been duly executed and delivered by the Administrative Borrower (on behalf of itself and all of the other Borrowers) and constitutes the legal, valid and binding obligation of the Administrative Borrower (on behalf of itself and all of the other Borrowers), enforceable against the Administrative Borrower (on behalf of itself and all of the other Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.                                          Conditions.  This Fifteenth Amendment shall be effective upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4 (such date, the “Effective Date”):

4.01.       Execution of the Fifteenth Amendment.  Each of the parties hereto shall have executed an original counterpart of this Fifteenth Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

4.02.       Amendment and Extension Fees.  Borrowers shall have paid to Agent, for the ratable benefit of the Lenders, in immediately available funds, (a) an amendment fee equal to $25,000 and (b) an extension fee equal to $350,000.

4.03.       Amendment of Fee Letter.  Each of the parties thereto shall have executed an original counterpart of the Second Amendment to the Fee Letter, in form and substance satisfactory to Agent, and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

4.04.       Representations and Warranties.  As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.05.       Compliance with Terms.  Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

4.06.       Delivery of Other Documents.  Agent shall have received all other instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

Section 5.                                          Miscellaneous.

5.01.       Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02.       No Waiver; Reservation of Rights.  This Fifteenth Amendment is limited as specified and the execution, delivery and effectiveness of this Fifteenth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Fifteenth Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

5.03.       References.

(a)           From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fifteenth Amendment and (ii) all of the terms and provisions of this Fifteenth Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

(b)           From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

5.04.       Governing Law.  THIS FIFTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.05.       Severability.  The provisions of this Fifteenth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fifteenth Amendment in any jurisdiction.

5.06.       Counterparts.  This Fifteenth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Fifteenth Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  A complete set of counterparts shall be lodged with the Administrative Borrower, Agent and each Lender.

5.07.       Headings.  Section headings in this Fifteenth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifteenth Amendment for any other purpose.

5.08.       Binding Effect; Assignment.  This Fifteenth Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of Borrowers under this Fifteenth Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

5.09.       Expenses.  Borrowers agree to pay Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent and the Lenders (who may be employees of Agent or the Lenders), incurred by Agent and the Lenders in connection with the preparation, negotiation and execution of this Fifteenth Amendment and any document required to be furnished herewith.

5.10.       Integration.  This Fifteenth Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE BORROWER:

TRC COMPANIES, INC., a Delaware corporation, as Administrative Borrower, on behalf of itself and all other Borrowers

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, INC. (formerly known as WELLS FARGO FOOTHILL, INC.), as Agent and as Lender

By:	/s/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

[SIGNATURE PAGE OF FIFTEENTH AMENDMENT]